UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2005

CNL HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)
450 South Orange Avenue, Orlando, Florida 32801 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (407) 650-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

On March 10, 2005, the Compensation Committee of the Board of Directors (the "Board") of CNL Hotels & Resorts, Inc. (the "Company") approved a form 2004 Omnibus Long-Term Incentive Plan Stock Award Agreement (the "Stock Award Agreement") and a form Agreement of Participant Relating to Stock Award Agreements (the "Participant Agreement") to be used by the Company under its 2004 Omnibus Long-Term Incentive Plan (the "Incentive Plan").

The Incentive Plan was adopted by the Board on April 26, 2004 and was approved by the Company's stockholders on July 30, 2004 at the Company's 2004 Annual Meeting of Stockholders (the “2004 Meeting”). The shares of the Company's common stock to be issued under the Stock Award Agreements and the Participant Agreements will be registered pursuant to a Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission. The Incentive Plan was included as Appendix D to the Company’s Definitive Proxy Statement filed June 21, 2004 relating to the 2004 Meeting. The Stock Award Agreement is attached hereto as Exhibit 99.1 and the Participant Agreement is attached hereto as Exhibit 99.2.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.

Date: March 22, 2005	By:	/s/ Mark E. Patten

Title: Senior Vice President and Chief Accounting Officer

Exhibit Index

10.1	2004 Omnibus Long-Term Incentive Plan (Included as Appendix D to the Registrant's Definitive Proxy Statement filed June 21, 2004 and incorporated herein by reference).

99.1	2004 Omnibus Long-Term Incentive Plan Stock Award Agreement (Filed herewith).

99.2	2004 Omnibus Long-Term Incentive Stock Plan Agreement of Participant Relating to Stock Award Agreements (Filed herewith).